                                                                    EXHIBIT 15.8

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-13270, 333-11220, 333-1946, 333-10794, 333-113552 and
333-132221) of Magic Software Enterprises Ltd., of our report dated 21 February,
2007, with respect to the financial statements of Magic Italy Srl as of December
31, 2006, which report appears in the Annual Report on Form 20-F of Magic
Software Enterprises Ltd. for the year ended December 31, 2006.

                                                    /s/ Federico Pozzi
                                                    ------------------
                                                    Federico Pozzi
                                                    Revisore Ufficiale dei Conti

25 June, 2007